CONSULTING AGREEMENT

      This Consulting Agreement ("Agreement") is to be effective as of May 15, 2006, by and between American Racing Capital, Inc., a Nevada corporation ("Company"), and Earl Ingerfield ("Consultant").

      For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

      The Parties hereby agree as follows:

      1. Appointment. The Company hereby appoints the Consultant and the Consultant hereby agrees to render services to the Company.

      2. Services. During the term of this Agreement, the Consultant shall provide advice to, undertake for, and consult with the Company on certain matters pertaining to the Company's business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the business. Such matters shall include advice with respect to the Company's operations, executive employment issues, employee staffing, strategy, capital structure and other matters pertaining to the business as shall be specified from time to time by the Company's President and/or such other officer.

      3. Term. The Term ("Term") of this Consulting Agreement shall be for a period of 18 months commencing on the date hereof.

      4. Compensation. For the services rendered and performed by the Consultant during the terms of this Agreement, the Company shall pay to the Consultant in total, ten percent (10%) of any funds received by the Company in connection with financing any project that directly or indirectly is involved with American Racing Capital (ANRC).

      5. Confidentiality. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

      6. Indemnification.

            (a) Consultant, to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify Company against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by Consultant hereunder. It is understood that the intent of this provision is to absolve and protect Company from any loss, liability, damage and expense directly caused by or connected with the work and/or actions of Consultant hereunder without fault of Company.


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            (b) Company to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify Consultant against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by Company hereunder. It is understood that the intent of this provision is to absolve and protect Consultant from any loss, liability, damage and expense directly caused by the actions of Company hereunder with our fault on Consultant.

      7. Independent Contractor. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company. All taxes and other expenses are also responsibility of Consultant.

      8. Miscellaneous. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of Florida without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

      9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.

      10. Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be execute simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The executed copy of this Agreement shall be valid and binding upon a party when transmitted by facsimile to the other party. At the request of any party hereto, all parties agree to execute an original of this Agreement, as well as, any facsimile, telecopy or other reproduction hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                            American Racing Capital, Inc.

By:      /s/ Earl Ingarfield                By:      /s/ A. Robert Koveleski
         -------------------                         -----------------------
         Consultant                                  Secretary ARC